News Release

CONTACTS:

Investors:

      Joe Selner, Chief Financial Officer

      920-491-7120

Media:

      Jon Drayna, Corporate Communications

      920-491-7006

Associated Banc-Corp 2004 earnings $2.25 per share, up 10 percent

         GREEN BAY, Wis. - Jan. 20, 2005 - Associated Banc-Corp (Nasdaq: ASBC) earned $2.25 per diluted share in 2004, up 10 percent from 2003. Net income for 2004 was $258.3 million, up 13 percent from $228.7 million in 2003.

        Associated’s acquisition of First Federal Capital Corp. on Oct. 29, 2004, affects comparisons to past periods, adding the balance sheet of a $4 billion thrift and two months of operations in 2004. Additionally, the acquisitions of Jabas Group, Inc., an employee benefits firm, on April 1, 2004, and of CFG Insurance Services, Inc., on April 1, 2003, also affect the comparison of retail commission income and noninterest expenses.

        Net income for the fourth quarter of 2004 was $70.9 million, up 27 percent from $55.6 million in the fourth quarter of 2003. Fourth quarter earnings per diluted share were 57 cents, up 14 percent from the 50 cents per diluted share earned in the fourth quarter of 2003.

        Return on average assets (ROA) and equity (ROE) for 2004 were 1.58 percent and 17.22 percent, respectively. This compares to ROA of 1.53 percent and ROE of 17.58 percent in 2003. Book value per share rose to $15.55 as of Dec. 31, 2004, up 27 percent compared to a year earlier.

        Return on average tangible equity (which is a non-GAAP measure that excludes the average of goodwill and other intangible assets from average equity) was 22.11 percent for 2004 compared to 21.56 percent for 2003.

        “We are pleased with our results in 2004, both organizationally and in terms of EPS growth, which is in line with our long-term goal,” said Paul S. Beideman, president and CEO of Associated Banc-Corp. “We have made investments in our people to improve customer service. We continue to make progress on our strategy to diversify revenue by optimizing performance across our businesses. In 2004 we overcame the industry-wide decline in mortgage banking revenue relative to 2003, and posted our seventh consecutive year of record earnings,” Beideman said.

        Associated’s net interest income for 2004, which includes two months’ contribution from First Federal, was $552.6 million, up 8 percent from 2003‘s $510.8 million. Net interest margin for 2004 was 3.80 percent, compared to 3.84 percent for 2003.

        For the fourth quarter of 2004 the net interest margin was 3.74 percent versus 3.81 percent for the comparable quarter of 2003, and down 2 basis points from the third quarter of 2004. While the Federal Reserve raised rates five times since mid-year 2004, the longer-term rates have increased at a slower pace. This flattening of the yield curve put downward pressure on the margin especially in the second half of 2004.

        Period end loans at Dec. 31, 2004 were $13.9 billion, up 35 percent over year-end 2003. Excluding First Federal, total loans grew 8 percent, despite residential mortgage loans declining 2 percent. Commercial loans and home equity were strategically emphasized in 2004 and, excluding First Federal, grew 11 percent and 22 percent, respectively, between year-end 2004 and 2003, with strong momentum in the second half of the year.

        The mix of loans at Dec. 31, 2004, including First Federal, was 59 percent commercial (versus 63 percent last year), 20 percent residential mortgage (versus 19 percent last year), 13 percent home equity (compared to 11 percent) and 8 percent installment loans (versus 7 percent last year).

        Period end deposits at year-end 2004 were $12.8 billion, up 31 percent over the prior year end, with minimal shift in deposit mix. Excluding First Federal, deposits grew 3 percent.

        In 2004 net charge-offs were $17.3 million or 0.15 percent of average loans, as compared to $31.7 million or 0.30 percent of average loans for 2003. Nonperforming loans at Dec. 31, 2004 were $115.0 million or 0.83 percent of loans, as compared to $121.5 million or 1.18 percent of loans a year ago. The provision for loan losses for 2004 was $14.7 million, compared to $46.8 million for 2003. The provision for loan losses was reduced given improved asset quality trends and the favorable resolution of problem credits in 2004.

        The allowance for loan losses was $189.8 million, or 1.37 percent of total loans at Dec. 31, 2004, and covered 165 percent of nonperforming loans. At Dec. 31, 2003 the allowance was $177.6 million, or 1.73 percent of total loans, and covered 146 percent of nonperforming loans.

        The comparison of noninterest income between 2004 and 2003 was affected by significantly less net mortgage banking income (down $33.2 million or 62 percent between 2004 and 2003). Secondary mortgage production was $1.6 billion for 2004, down 62 percent compared to 2003, influencing a $46.0 million or 55 percent decline in gross mortgage banking income between the years. Netted against gross mortgage banking income is mortgage servicing rights expense, which was down $12.8 million. The favorable change to this expense was due to slower loan prepayment speeds in 2004, a key valuation factor, increasing the recorded value of the mortgage servicing asset and requiring less valuation reserve. At Dec. 31, 2004, the net mortgage servicing rights asset represented 0.80 percent of the $9.5 billion mortgage portfolio serviced for others.

        Noninterest income excluding net mortgage banking income was $189.9 million for 2004, up $26.5 million, or 16 percent, compared to $163.4 million for 2003. Retail commissions of $47.2 million led the increase, up $21.6 million compared to last year, predominantly from both organic and acquired growth in insurance revenues. Service charges on deposits of $56.2 million were up $5.8 million (12 percent), aided by fee increases in early 2004 and the addition of First Federal. Trust income of $31.8 million and credit card and other nondeposit fees of $26.2 million also grew, up $2.2 million (7 percent) and $2.5 million (11 percent), respectively, over last year.

        Included in net investment securities losses for fourth quarter 2004 was an other-than-temporary impairment charge of $2.2 million taken on Associated’s holdings of FHLMC preferred stock securities (bringing their carrying value to $8.4 million), offset partially by gains on sales of Sallie Mae stock of $1.5 million.

        Noninterest expenses were a critical focus during 2004 and remained well-controlled, rising $18.8 million or 5 percent year-over-year to $377.9 million, including the CFG, Jabas and First Federal acquisitions. Excluding only First Federal, noninterest expense for 2004 would have been approximately $359 million, unchanged from last year.

        “Associated is well-positioned for sustained growth, through our diverse revenue sources. We now have the opportunity to leverage our increased distribution capacity as a result of the acquisition of First Federal. We are on track to consolidate the First Federal operating systems in February,” Beideman said.

        He added, “We are confident that we can meet or exceed consensus earnings estimates for 2005, assuming a stable or growing economy. Positive loan growth momentum and anticipated rate increases by the Federal Reserve with a steepening of the yield curve are expected to improve net interest income. Full year contributions in 2005 from the Jabas and First Federal acquisitions will enhance the bottom line. We also expect to realize further cost efficiencies following our first quarter 2005 integration of First Federal into Associated.”

        The company paid dividends of 98 cents per share in 2004, up from 89 cents in 2003, making 2004 Associated’s 34th consecutive year of increasing dividends.

        Associated repurchased approximately 1.1 million shares of its common stock in 2004 at an average cost of $30.43 per share during 2004, compared to 3.1 million shares at $24.11 average cost per share during 2003. Associated starts 2005 with authorizations to repurchase approximately 6 million shares.

        Associated will host a conference call for investors and analysts at 3 p.m. CST today. The toll-free dial-in number is 877-654-5513. Participants should ask the operator for the Associated Banc-Corp earnings call, or for call ID number 3275588. A taped play-back of the call will be available through Feb. 3 by calling 800-642-1687.

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $20.5 billion. Associated has more than 300 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

        Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report to be filed on Form 10-K.

Seven pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp
                                                                  December 31,       December 31,
(in thousands)                                                        2004               2003          % Change
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Assets
Cash and due from banks                                                 $ 389,311          $ 389,140          0.0%
Interest-bearing deposits in other
 financial institutions                                                    13,321              7,434         79.2%
Federal funds sold and securities purchased
 under agreements to resell                                                55,440              3,290       1585.1%
Securities available for sale, at fair value                            4,815,344          3,773,784         27.6%
Loans held for sale                                                        64,964            104,336        (37.7%)
Loans                                                                  13,881,887         10,291,810         34.9%
Allowance for loan losses                                                (189,762)          (177,622)         6.8%
                                                               --------------------------------------
    Loans, net                                                         13,692,125         10,114,188         35.4%
Premises and equipment                                                    184,944            131,315         40.8%
Goodwill                                                                  685,378            224,388        205.4%
Intangible assets                                                         119,440             63,509         88.1%
Other assets                                                              499,869            436,510         14.5%
                                                               --------------------------------------
    Total assets                                                     $ 20,520,136       $ 15,247,894         34.6%
                                                               ======================================

Liabilities and Stockholders' Equity
Noninterest-bearing deposits                                          $ 2,347,611        $ 1,814,446         29.4%
Interest-bearing deposits, excluding Brokered CDs                      10,077,069          7,813,267         29.0%
Brokered CDs                                                              361,559            165,130        119.0%
                                                               --------------------------------------
    Total deposits                                                     12,786,239          9,792,843         30.6%
Short-term borrowings                                                   2,926,716          1,928,876         51.7%
Long-term funding                                                       2,604,540          2,034,160         28.0%
Accrued expenses and other liabilities                                    185,222            143,588         29.0%
                                                               --------------------------------------
    Total liabilities                                                  18,502,717         13,899,467         33.1%
Stockholders' Equity
  Preferred stock                                                               -                  -
  Common stock                                                              1,300                734         77.1%
  Surplus                                                               1,127,205            575,975         95.7%
  Retained earnings                                                       858,847            724,356         18.6%
  Accumulated other comprehensive income                                   41,205             52,089        (20.9%)
  Deferred compensation                                                    (2,122)            (1,981)         7.1%
  Treasury stock, at cost                                                  (9,016)            (2,746)       228.3%
                                                               --------------------------------------
                                                               --------------------------------------
    Total stockholders' equity                                          2,017,419          1,348,427         49.6%
                                                               --------------------------------------
    Total liabilities and stockholders' equity                       $ 20,520,136       $ 15,247,894         34.6%
                                                               ======================================

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Consolidated Statements of Income (Unaudited)
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Associated Banc-Corp
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                                          For The Three Months Ended,    For The Year Ended,
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                                              December 31,                   December 31,
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(in thousands, except per share amounts)     2004      2003    % Change     2004      2003    % Change
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Interest Income
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Interest and fees on loans                 $ 179,612 $ 137,289     30.8%  $ 594,702 $ 578,816      2.7%
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Interest and dividends on investment securities
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 and deposits with other financial institutions
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  Taxable                                     37,631    29,194     28.9%    131,020   108,624     20.6%
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  Tax-exempt                                  10,047     9,939      1.1%     40,804    39,761      2.6%
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Interest on federal funds sold and securities
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 purchased under agreements to resell            260        36    622.2%        596       163    265.6%
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    Total interest income                    227,550   176,458     29.0%    767,122   727,364      5.5%
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Interest Expense
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Interest on deposits                          36,835    29,247     25.9%    118,236   123,122     (4.0%)
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Interest on short-term borrowings             14,898     5,390    176.4%     38,940    29,156     33.6%
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Interest on long-term funding                 17,360    14,684     18.2%     57,319    64,324    (10.9%)
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    Total interest expense                    69,093    49,321     40.1%    214,495   216,602     (1.0%)
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Net Interest Income                          158,457   127,137     24.6%    552,627   510,762      8.2%
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Provision for loan losses                      3,603     9,603    (62.5%)    14,668    46,813    (68.7%)
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Net interest income after provision for
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 loan losses                                 154,854   117,534     31.8%    537,959   463,949     16.0%
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Noninterest Income
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Trust service fees                             8,107     8,150     (0.5%)    31,791    29,577      7.5%
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Service charges on deposit accounts           16,943    12,735     33.0%     56,153    50,346     11.5%
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Mortgage banking, net                          6,045     9,018    (33.0%)    20,331    53,484    (62.0%)
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Credit card and other nondeposit fees          8,183     5,646     44.9%     26,181    23,669     10.6%
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Retail commissions                            12,727     8,031     58.5%     47,171    25,571     84.5%
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Bank owned life insurance income               2,525     3,417    (26.1%)    13,101    13,790     (5.0%)
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Asset sale gains, net                            432     1,366    (68.4%)     1,181     1,569    (24.7%)
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Investment securities gains (losses), net       (719)        -    N/M           637       702     (9.3%)
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Other                                          4,793     3,379     41.8%     13,701    18,174    (24.6%)
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    Total noninterest income                  59,036    51,742     14.1%    210,247   216,882     (3.1%)
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Noninterest Expense
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Personnel expense                             65,193    54,391     19.9%    224,548   208,040      7.9%
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Occupancy                                      8,297     6,710     23.7%     29,572    28,077      5.3%
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Equipment                                      3,855     3,206     20.2%     12,754    12,818     (0.5%)
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Data processing                                5,966     5,731      4.1%     23,632    23,273      1.5%
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Business development and advertising           4,271     4,165      2.5%     14,975    15,194     (1.4%)
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Stationery and supplies                        1,567     1,741    (10.0%)     5,436     6,705    (18.9%)
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Other intangible amortization                  1,699       870     95.3%      4,350     2,961     46.9%
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Loan expense                                   2,328     1,446     61.0%      6,536     7,550    (13.4%)
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Other                                         16,791    15,125     11.0%     56,066    54,497      2.9%
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    Total noninterest expense                109,967    93,385     17.8%    377,869   359,115      5.2%
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Income before income taxes                   103,923    75,891     36.9%    370,337   321,716     15.1%
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Income tax expense                            33,069    20,282     63.0%    112,051    93,059     20.4%
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Net Income                                  $ 70,854  $ 55,609     27.4%  $ 258,286 $ 228,657     13.0%
------------------------------------------=====================----------=====================----------
------------------------------------------=====================----------=====================----------

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Earnings Per Share:
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  Basic                                       $ 0.57    $ 0.51     11.8%     $ 2.28    $ 2.07     10.1%
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  Diluted                                     $ 0.57    $ 0.50     14.0%     $ 2.25    $ 2.05      9.8%
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Average Shares Outstanding:
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  Basic                                      123,509   109,965     12.3%    113,532   110,617      2.6%
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  Diluted                                    125,296   111,499     12.4%    115,025   111,761      2.9%
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N/M - Not meaningful.
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Consolidated Statements of Income (Unaudited) - Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)              4Q04        3Q04         2Q04        1Q04         4Q03
-----------------------------------------------------------------------------------------------------------------
Interest Income
Interest and fees on loans                           $ 179,612   $ 142,389    $ 137,449   $ 135,252    $ 137,289
Interest and dividends on investment securities
 and deposits in other financial institutions:
  Taxable                                               37,631      31,590       30,767      31,032       29,194
  Tax-exempt                                            10,047      10,255       10,267      10,235        9,939
Interest on federal funds sold and securities
 purchased under agreements to resell                      260         241           68          27           36
                                                  ---------------------------------------------------------------
    Total interest income                              227,550     184,475      178,551     176,546      176,458
Interest Expense
Interest on deposits                                    36,835      27,191       26,656      27,554       29,247
Interest on short-term borrowings                       14,898      10,262        7,241       6,539        5,390
Interest on long-term funding                           17,360      13,806       12,775      13,378       14,684
                                                  ---------------------------------------------------------------
    Total interest expense                              69,093      51,259       46,672      47,471       49,321
                                                  ---------------------------------------------------------------
Net Interest Income                                    158,457     133,216      131,879     129,075      127,137
Provision for loan losses                                3,603           -        5,889       5,176        9,603
                                                  ---------------------------------------------------------------
Net interest income after provision for
 loan losses                                           154,854     133,216      125,990     123,899      117,534
Noninterest Income
Trust service fees                                       8,107       7,773        8,043       7,868        8,150
Service charges on deposit accounts                     16,943      13,672       13,141      12,397       12,735
Mortgage banking, net                                    6,045         619       11,414       2,253        9,018
Credit card and other nondeposit fees                    8,183       6,253        6,074       5,671        5,646
Retail commissions                                      12,727      11,925       13,162       9,357        8,031
Bank owned life insurance income                         2,525       3,580        3,641       3,355        3,417
Asset sale gains, net                                      432         309          218         222        1,366
Investment securities gains (losses), net                 (719)         (6)        (569)      1,931            -
Other                                                    4,793       3,034        2,742       3,132        3,379
                                                  ---------------------------------------------------------------
    Total noninterest income                            59,036      47,159       57,866      46,186       51,742
Noninterest Expense
Personnel expense                                       65,193      53,467       53,612      52,276       54,391
Occupancy                                                8,297       6,939        6,864       7,472        6,710
Equipment                                                3,855       3,022        2,878       2,999        3,206
Data processing                                          5,966       5,865        6,128       5,673        5,731
Business development and advertising                     4,271       3,990        4,057       2,657        4,165
Stationery and supplies                                  1,567       1,214        1,429       1,226        1,741
Other intangible amortization                            1,699         935          934         782          870
Loan expense                                             2,328       1,152        1,670       1,386        1,446
Other                                                   16,791      12,447       14,415      12,413       15,125
                                                  ---------------------------------------------------------------
    Total noninterest expense                          109,967      89,031       91,987      86,884       93,385
                                                  ---------------------------------------------------------------
Income before income taxes                             103,923      91,344       91,869      83,201       75,891
Income tax expense                                      33,069      27,977       27,363      23,642       20,282
                                                  ---------------------------------------------------------------
Net Income                                            $ 70,854    $ 63,367     $ 64,506    $ 59,559     $ 55,609
                                                  ===============================================================

Earnings Per Share:
  Basic                                                 $ 0.57      $ 0.58       $ 0.59      $ 0.54       $ 0.51
  Diluted                                               $ 0.57      $ 0.57       $ 0.58      $ 0.53       $ 0.50
Average Shares Outstanding:
  Basic                                                123,509     110,137      110,116     110,294      109,965
  Diluted                                              125,296     111,699      111,520     111,830      111,499

Selected Quarterly Information
Associated Banc-Corp

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(in thousands, except per share &
full time equivalent employee data)                        YTD2004      YTD 2003   4th Qtr 2004  3rd Qtr 2004  2nd Qtr 2004  1st Qtr 2004  4th Qtr 2003
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Summary of Operations
Net interest income                                          552,627     510,762       158,457       133,216      131,879        129,075       127,137
Provision for loan losses                                     14,668      46,813         3,603             -        5,889          5,176         9,603
Asset sale gains, net                                          1,181       1,569           432           309          218            222         1,366
Investment securities gains (losses), net                        637         702          (719)           (6)        (569)         1,931             -
Noninterest income (excluding securities & asset gains)      208,429     214,611        59,323        46,856       58,217         44,033        50,376
Noninterest expense                                          377,869     359,115       109,967        89,031       91,987         86,884        93,385
Income before income taxes                                   370,337     321,716       103,923        91,344       91,869         83,201        75,891
Income taxes                                                 112,051      93,059        33,069        27,977       27,363         23,642        20,282
Net income                                                   258,286     228,657        70,854        63,367       64,506         59,559        55,609
Taxable equivalent adjustment                                 25,528      24,903         6,342         6,395        6,387          6,404         6,230

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Per Common Share Data (1)
Net income:
  Basic                                                       $ 2.28      $ 2.07        $ 0.57        $ 0.58       $ 0.59         $ 0.54        $ 0.51
  Diluted                                                       2.25        2.05          0.57          0.57         0.58           0.53          0.50
Dividends                                                     0.9767      0.8867        0.2500        0.2500       0.2500         0.2267        0.2267

Market Value:
  High                                                       $ 34.85     $ 28.75       $ 34.85       $ 32.19      $ 30.13        $ 30.37       $ 28.75
  Low                                                          27.09       21.43         32.08         28.81        27.09          28.08         25.87
  Close                                                        33.23       28.53         33.23         32.07        29.63          29.86         28.53
Book value                                                     15.55       12.26         15.55         13.18        12.53          12.67         12.26

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Performance Ratios (annualized)
Net interest margin                                            3.80%       3.84%         3.74%         3.76%        3.80%          3.80%         3.81%
Return on average assets                                        1.58        1.53          1.49          1.60         1.67           1.57          1.49
Return on average equity                                       17.22       17.58         15.46         17.76        18.87          17.37         16.85
Return on tangible average equity (2)                          22.11       21.56
Efficiency ratio (3)                                           48.04       47.86         49.07         47.75        46.82          48.40         50.82
Effective tax rate                                             30.26       28.93         31.82         30.63        29.78          28.42         26.73
Dividend payout ratio (4)                                      42.84       42.83         43.86         43.10        42.37          41.98         44.44

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Average Balances
Assets                                                   $ 16,365,762$ 14,969,860 $ 18,956,445  $ 15,730,451 $ 15,498,005   $ 15,261,277  $ 14,852,390
Earning assets                                            15,202,892  13,946,832    17,437,476    14,688,914   14,480,701     14,185,569    13,828,992
Interest-bearing liabilities                              12,868,370  11,855,236    14,761,878    12,381,407   12,231,733     12,083,003    11,637,646
Loans                                                     11,174,856  10,622,499    12,858,394    10,708,701   10,685,542     10,433,411    10,354,726
Deposits                                                  10,144,528   9,299,506    11,658,646     9,621,557    9,701,945      9,585,074     9,679,789
Stockholders' equity                                       1,499,606   1,300,990     1,822,715     1,419,600    1,374,632      1,378,804     1,309,167
Stockholders' equity / assets                                  9.16%       8.69%         9.62%         9.02%        8.87%          9.03%         8.81%
Goodwill and other intangible assets                       $ 331,638   $ 240,445

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At Period End
Assets                                                                            $ 20,520,136  $ 16,135,761 $ 15,502,556   $ 15,510,868  $ 15,247,894
Loans                                                                               13,881,887    10,830,627   10,556,603     10,486,610    10,291,810
Allowance for loan losses                                                              189,762       175,007      177,980        177,717       177,622
Goodwill                                                                               685,378       232,564      232,528        224,388       224,388
Mortgage servicing rights, net                                                          76,247        45,555       48,735         39,649        42,477
Other intangible assets                                                                 43,193        24,308       25,242         20,250        21,032
Deposits                                                                            12,786,239     9,677,273    9,583,592      9,702,758     9,792,843
Stockholders' equity                                                                 2,017,419     1,453,465    1,378,894      1,395,293     1,348,427
Stockholders' equity / assets                                                            9.83%         9.01%        8.89%          9.00%         8.84%
Shares outstanding, end of period                                                      129,770       110,281      110,048        110,168       109,966
Shares repurchased during period                                                           376             -          205            492           212
Average per share cost of shares repurchased during period                             $ 33.25           $ -      $ 27.93        $ 29.32       $ 28.18
Year-to-date shares repurchased during period                                            1,073           697          697            492         3,091
YTD average per share cost of shares repurchased during period                         $ 30.43       $ 28.91      $ 28.91        $ 29.32       $ 24.11

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Selected trend information
Average full time equivalent employees                                                   4,746         3,979        4,010          4,024         4,098
Trust assets under management, at market value                                     $ 4,600,000   $ 4,400,000  $ 4,300,000    $ 4,300,000   $ 4,100,000
Mortgage loans originated for sale                                                     427,951       253,917      579,020        359,791       524,118
Portfolio serviced for others                                                        9,543,000     6,011,000    6,010,000      5,904,000     5,928,000
Mortgage servicing rights, net / Portfolio serviced for others                           0.80%         0.76%        0.81%          0.67%         0.72%

-------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Per share data adjusted retroactively for stock splits and stock dividends.
(2) Return on tangible average equity = Net income divided by average equity excluding average goodwill and other intangible assets.  This is a non-GAAP financial measure.
(3) Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.
(4) Ratio is based upon basic earnings per share.

------------------------------------------------------------------------------------------------------------------------------------
Financial Summary and Comparison
Associated Banc-Corp                               Three months ended                         Year ended
                                                      December 31,                           December 31,
                                         -------------------------------------------------------------------------------
(in thousands)                               2004         2003       % Change       2004          2003       % Change
------------------------------------------------------------------------------------------------------------------------
Allowance for Loan Losses
Beginning balance                           $ 175,007    $ 176,223        (0.7%)    $ 177,622    $ 162,541         9.3%
Balance related to acquisition                 14,750            -     N/M             14,750            -     N/M
Provision for loan losses                       3,603        9,603       (62.5%)       14,668       46,813       (68.7%)
Charge offs                                    (5,710)     (10,476)      (45.5%)      (22,202)     (37,107)      (40.2%)
Recoveries                                      2,112        2,272        (7.0%)        4,924        5,375        (8.4%)
                                         --------------------------             ---------------------------
Net charge offs                                (3,598)      (8,204)      (56.1%)      (17,278)     (31,732)      (45.6%)
                                         --------------------------             ---------------------------
Ending Balance                              $ 189,762    $ 177,622         6.8%     $ 189,762    $ 177,622         6.8%
                                         ==========================             ===========================

------------------------------------------------------------------------------------------------------------------------------------

Credit Quality                                                     4Q04 vs 3Q04                                         4Q04 vs 4Q03
                                         Dec 31, 2004 Sept 30, 2004  % Change   June 30, 2004 Mar 31, 2004 Dec 31, 2003  % Change
                                         -------------------------------------------------------------------------------------------
Nonaccrual loans                            $ 112,761     $ 81,124        39.0%      $ 80,622     $ 88,313    $ 113,944       (1.0%)
Loans 90 or more days past due and
  still accruing                                2,153       10,309       (79.1%)        5,207        5,258        7,495      (71.3%)
Restructured loans                                 37           39        (5.1%)           40           42           43      (14.0%)
                                         --------------------------             ----------------------------------------
    Total nonperforming loans                 114,951       91,472        25.7%        85,869       93,613      121,482       (5.4%)
Other real estate owned                         3,915        4,526       (13.5%)        6,613        7,199        5,457      (28.3%)
                                         --------------------------             ----------------------------------------
                                         --------------------------             ----------------------------------------
    Total nonperforming assets                118,866       95,998        23.8%        92,482      100,812      126,939       (6.4%)
                                         ==========================             ========================================
Provision for loan losses                       3,603            -     N/M              5,889        5,176        9,603      (62.5%)
Net charge offs                                 3,598        2,973        21.0%         5,626        5,081        8,204      (56.1%)

Allowance for loan losses / loans               1.37%        1.62%                      1.69%        1.69%        1.73%
Allowance for loan losses / nonperforming
   loans                                       165.08       191.32                     207.27       189.84       146.21
Nonperforming loans / total loans                0.83         0.84                       0.81         0.89         1.18
Nonperforming assets / total assets              0.58         0.59                       0.60         0.65         0.83
Net charge offs / average loans (annualized)     0.11         0.11                       0.21         0.20         0.31
Year-to-date net charge offs / average loans     0.15         0.17                       0.20         0.20         0.30

------------------------------------------------------------------------------------------------------------------------

Period End Loan Composition                                        4Q04 vs 3Q04                                         4Q04 vs 4Q03
                                         Dec 31, 2004 Sept 30, 2004  % Change   June 30, 2004 Mar 31, 2004 Dec 31, 2003  % Change
                                         -------------------------------------------------------------------------------------------
Commercial, financial & agricultural      $ 2,803,333  $ 2,479,764        13.0%   $ 2,247,779  $ 2,123,846  $ 2,116,463       32.5%
Real estate - construction                  1,459,629    1,152,990        26.6%     1,118,284    1,094,597    1,077,731       35.4%
Commercial real estate                      3,933,131    3,242,009        21.3%     3,292,783    3,368,660    3,246,954       21.1%
Lease financing                                50,718       49,423         2.6%        48,979       45,998       38,968       30.2%
                                         --------------------------             ----------------------------------------
  Commercial                                8,246,811    6,924,186        19.1%     6,707,825    6,633,101    6,480,116       27.3%
  Residential mortgage                      2,714,580    1,943,199        39.7%     1,951,396    1,969,065    1,975,661       37.4%
Home equity (1)                             1,866,485    1,290,436        44.6%     1,231,077    1,204,541    1,138,311       64.0%
Installment                                 1,054,011      672,806        56.7%       666,305      679,903      697,722       51.1%
                                         --------------------------             ----------------------------------------
  Retail                                    2,920,496    1,963,242        48.8%     1,897,382    1,884,444    1,836,033       59.1%
                                         --------------------------             ----------------------------------------
  Total loans                            $ 13,881,887 $ 10,830,627        28.2%  $ 10,556,603 $ 10,486,610 $ 10,291,810       34.9%
                                         ==========================             ========================================

(1) Home equity includes home equity lines and residential mortgage junior liens.

------------------------------------------------------------------------------------------------------------------------
                                         --------------------------                           -------------

Period End Deposit Composition                                     4Q04 vs 3Q04                                         4Q04 vs 4Q03
                                         Dec 31, 2004 Sept 30, 2004  % Change   June 30, 2004 Mar 31, 2004 Dec 31, 2003  % Change
                                         -------------------------------------------------------------------------------------------
Demand                                    $ 2,347,611  $ 1,867,905        25.7%   $ 1,822,716  $ 1,755,485  $ 1,814,446       29.4%
Savings                                     1,116,158      936,975        19.1%       948,755      918,608      890,092       25.4%
Interest-bearing demand                     2,854,880    2,334,072        22.3%     2,355,287    2,375,492    2,330,478       22.5%
Money market                                2,083,717    1,516,423        37.4%     1,477,513    1,542,875    1,573,678       32.4%
Brokered CDs                                  361,559      186,326        94.0%       263,435      230,983      165,130      119.0%
Other time deposits                         4,022,314    2,835,572        41.9%     2,715,886    2,879,315    3,019,019       33.2%
                                         --------------------------             ----------------------------------------
  Total deposits                         $ 12,786,239  $ 9,677,273        32.1%   $ 9,583,592  $ 9,702,758  $ 9,792,843       30.6%
                                         ==========================             ========================================

------------------------------------------------------------------------------------------------------------------------
N/M - Not meaningful.

-----------------------------------------------------------------------------------------------------------------------------------------
Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp                                     Year ended December 31, 2004               Year ended December 31, 2003
                                                  ---------------------------------------------------------------------------------------
                                                     Average       Interest       Average       Average        Interest       Average
(in thousands)                                       Balance     Income/Expense  Yield/Rate     Balance     Income/Expense   Yield/Rate
                                                  ---------------------------------------------------------------------------------------

Earning assets:
   Loans: (1) (2) (3)
      Commercial                                    $ 6,928,494       $ 350,889    5.06%       $ 6,450,523        $ 329,695    5.11%
      Residential mortgage                            2,170,600         122,453     5.64         2,377,438          142,359     5.99
      Retail                                          2,075,762         122,406     5.90         1,794,538          107,808     6.01
                                                  ------------------------------             -------------------------------
         Total loans                                 11,174,856         595,748     5.33        10,622,499          579,862     5.46
   Investments and other                              4,028,036         196,902     4.89         3,324,333          172,405     5.19
                                                  ------------------------------             -------------------------------
Total earning assets                                 15,202,892         792,650     5.21        13,946,832          752,267     5.39
   Other assets, net                                  1,162,870                                  1,023,028
                                                  --------------                             --------------
Total assets                                       $ 16,365,762                               $ 14,969,860
                                                  ==============                             ==============

Interest-bearing liabilities:
   Savings deposits                                   $ 967,930         $ 3,487    0.36%         $ 928,147          $ 4,875    0.53%
   Interest-bearing demand deposits                   2,406,280          19,874     0.83         1,827,304           15,348     0.84
   Money market deposits                              1,628,208          14,259     0.88         1,623,438           15,085     0.93
   Time deposits, excluding Brokered CDs              3,042,933          76,930     2.53         3,063,873           84,957     2.77
                                                  ------------------------------             -------------------------------
      Total interest-bearing deposits,
       excluding Brokered CDs                         8,045,351         114,550     1.42         7,442,762          120,265     1.62
   Brokered CDs                                         232,066           3,686     1.59           178,853            2,857     1.60
                                                  ------------------------------             -------------------------------
      Total interest-bearing deposits                 8,277,417         118,236     1.43         7,621,615          123,122     1.62
   Wholesale funding                                  4,590,953          96,259     2.10         4,233,621           93,480     2.21
                                                  ------------------------------             -------------------------------
Total interest-bearing liabilities                   12,868,370         214,495     1.67        11,855,236          216,602     1.83
   Noninterest-bearing demand                         1,867,111                                  1,677,891
   Other liabilities                                    130,675                                    135,743
   Stockholders' equity                               1,499,606                                  1,300,990
                                                  --------------                             --------------
Total liabilities and stockholders' equity         $ 16,365,762                               $ 14,969,860
                                                  ==============                             ==============

                                                                ----------------                           -----------------
Net interest income and rate spread (1)                               $ 578,155    3.54%                          $ 535,665    3.56%
                                                                ================                           =================
Net interest margin (1)                                                            3.80%                                       3.84%
Taxable equivalent adjustment                                          $ 25,528                                    $ 24,903
                                                                ================                           =================

-----------------------------------------------------------------------------------------------------------------------------------------

                                                     Three months ended December 31, 2004       Three months ended December 31, 2003
                                                  ---------------------------------------------------------------------------------------
                                                     Average       Interest       Average       Average        Interest       Average
                                                     Balance     Income / ExpenseYield / Rate   Balance     Income / Expense Yield / Rate
                                                  ---------------------------------------------------------------------------------------

Earning assets:
   Loans: (1) (2) (3)
      Commercial                                    $ 7,702,801       $ 104,124    5.29%       $ 6,436,734         $ 80,185    4.88%
      Residential mortgage                            2,552,396          36,050     5.63         2,105,442           31,045     5.86
      Retail                                          2,603,197          39,751     6.07         1,812,550           26,325     5.75
                                                  ------------------------------             -------------------------------
         Total loans                                 12,858,394         179,925     5.52        10,354,726          137,555     5.23
   Investments and other                              4,579,082          53,967     4.71         3,474,266           45,133     5.19
                                                  ------------------------------             -------------------------------
Total earning assets                                 17,437,476         233,892     5.31        13,828,992          182,688     5.22
   Other assets, net                                  1,518,969                                  1,023,398
                                                  --------------                             --------------
Total assets                                       $ 18,956,445                               $ 14,852,390
                                                  ==============                             ==============

Interest-bearing liabilities:
   Savings deposits                                 $ 1,087,220           $ 959    0.35%         $ 922,336            $ 878    0.38%
   Interest-bearing demand deposits                   2,525,312           5,688     0.90         2,179,546            4,353     0.79
   Money market deposits                              1,918,149           5,012     1.04         1,572,197            3,391     0.86
   Time deposits, excluding Brokered CDs              3,634,972          23,703     2.59         3,067,720           20,132     2.60
                                                  ------------------------------             -------------------------------
      Total interest-bearing deposits,
        excluding Brokered CDs                        9,165,653          35,362     1.53         7,741,799           28,754     1.47
   Brokered CDs                                         278,812           1,473     2.10           162,116              493     1.21
                                                  ------------------------------             -------------------------------
      Total interest-bearing deposits                 9,444,465          36,835     1.55         7,903,915           29,247     1.47
   Wholesale funding                                  5,317,413          32,258     2.38         3,733,731           20,074     2.12
                                                  ------------------------------             -------------------------------
Total interest-bearing liabilities                   14,761,878          69,093     1.85        11,637,646           49,321     1.68
   Noninterest-bearing demand                         2,214,181                                  1,775,874
   Other liabilities                                    157,671                                    129,703
   Stockholders' equity                               1,822,715                                  1,309,167
                                                  --------------                             --------------
Total liabilities and stockholders' equity         $ 18,956,445                               $ 14,852,390
                                                  ==============                             ==============

                                                                ----------------                           -----------------
Net interest income and rate spread (1)                               $ 164,799    3.46%                          $ 133,367    3.54%
                                                                ================                           =================
Net interest margin (1)                                                            3.74%                                       3.81%
Taxable equivalent adjustment                                           $ 6,342                                     $ 6,230
                                                                ================                           =================

-----------------------------------------------------------------------------------------------------------------------------------------

(1) The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2) Nonaccrual loans and loans held for sale have been included in the average balances.
(3) Interest income includes net loan fees.

Selected Data on First Federal Acquisition
Associated Banc-Corp

On October 29, 2004, the Corporation consummated its acquisition of First Federal Capital Corp, based in La Crosse, Wisconsin. The acquisition was accounted for under the purchase method; thus, the results of operations of First Federal prior to the consummation date were not included in the accompanying consolidated financial statements. As of acquisition, First Federal operated a $4 billion savings bank with over 90 banking locations serving more than 40 communities in Wisconsin, northern Illinois, and southern Minnesota, building upon and complimenting the Corporation’s footprint.

Per the definitive agreement First Federal shareholders received 0.9525 shares (restated for the Corporation’s 3-for-2 stock split in May 2004) of the Corporation’s common stock for each share of First Federal common stock held, an equivalent amount of cash, or a combination thereof. The Merger Agreement provided that the aggregate consideration paid by the Corporation for the First Federal outstanding common stock must be equal to 90% stock and 10% cash, with the cash consideration based upon the Corporation’s closing stock price on the effective date of the merger. The Corporation’s closing stock price on October 29, 2004 was $34.69 per share. The value of the common stock consideration was based upon the Corporation’s average market price surrounding the date of signing and announcing the definitive agreement. Based upon the aforementioned values for the 90% stock/10% cash, the Corporation issued approximately 19.4 million shares of common stock (valued at approximately $535 million) and $75 million in cash.

To record the transaction, the Corporation assigned estimated fair values to the assets acquired and liabilities assumed. The excess cost of the acquisition over the estimated fair value of the net assets acquired was allocated to identifiable intangible assets with the remainder then allocated to goodwill. The following table summarizes the estimated fair value of the assets acquired a nd liabilities assumed of First Federal at the date of the acquisition.

            (In millions, except shares issued)
            Investment securities available for sale            $ 665
            Loans                                               2,742
            Allowance for loan losses                             (15)
            Other assets                                          256
            Mortgage servicing rights                              32
            Intangible assets                                      21
            Goodwill                                              452
                                                           ----------
                                                           ----------
               Total assets acquired                            4,153
                                                           ----------
            Deposits                                            2,701
            Borrowings                                            768
            Other liabilities                                      56
               Total liabilities acquired                       3,525
                                                           ----------
               Net assets acquired                              $ 628
                                                           ==========

            Cash consideration                                   $ 90
            Stockholders' equity addition                         538
                                                           ----------
                                                                $ 628
                                                           ==========
                                                           ==========
            Shares issued (actual)                         19,446,813
                                                           ==========
            Loans:
            Commercial                                        $ 1,075
            Residential mortgage                                  786
            Home equity                                           475
            Installment                                           406
                                                           ----------
               Total loans                                    $ 2,742
                                                           ==========
            Deposits:
            Noninterest-bearing demand deposits                 $ 475
            Interest-bearing demand deposits                      239
            Savings deposits                                      187
            Money market deposits                                 573
            Time deposits                                       1,227
                                                           ----------
               Total deposits                                 $ 2,701
                                                           ==========